UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2021
Ameresco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street,	Suite 410,	Framingham,	MA	1701
(Address of Principal Executive Offices)				(Zip Code)
Registrant’s telephone number, including area code: (508) 661-2200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1033 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b) Departure of Directors or Certain Officers
On July 19, 2021, David J. Anderson tendered his resignation to Ameresco, Inc. stating that he resigned, effective immediately, from his position as director of Ameresco and its subsidiaries. Mr. Anderson's resignation from the Board was not as a result of any disagreement with Ameresco or any matter relating to Ameresco's operation, policies (including accounting or financial policies) or practices.
(d) Election of Director
On July 21, 2021, the Board of Directors of Ameresco elected Claire Hughes Johnson to serve as an independent director of the Ameresco in the class of directors whose terms expire at Ameresco’s 2023 Annual Meeting of Stockholders and as a member of the Compensation Committee of the Board of Directors.

Ms. Johnson will receive the standard compensation for non-employee directors of Ameresco, including retainer fees for Board and committee service and stock options, and will have the benefit of the company’s standard form of director indemnification agreement.

A copy of the press release, issued on July 22, 2021 announcing the election of Ms. Johnson and departure of Mr. Anderson is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The exhibits listed on the Exhibit Index immediately preceding such exhibits are furnished as part of this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERESCO, INC.
July 22, 2021	By:	/s/ Spencer Doran Hole
Spencer Doran Hole
Senior Vice President and Chief Financial Officer (duly authorized and principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Ameresco, Inc. on July 22, 2021